UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 28, 2015

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)                     On January 28, 2015, at a meeting of the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company”), the Board appointed Dr. Ross Breckenridge to serve on the Board as a Class III director until the Company’s 2016 annual meeting of stockholders or until a successor is elected and qualified. There are no arrangements or understandings between Dr. Breckenridge and any other persons pursuant to which he was appointed to serve on the Board.

In connection with the appointment of Dr. Breckenridge to the Board, he will enter into the Company’s standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, Dr. Breckenridge shall receive compensation in accordance with the terms of the Company’s Directors Compensation policy for non-employee directors, the terms of which are disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 2, 2014.

Dr. Breckenridge currently serves on the board of directors of Senrigan Capital, a beneficial owner of more than 10% of the Company’s Common Stock. The Company entered into a Convertible Note Deed with Senrigan Master Fund, an affiliate of Senrigan Capital, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014, which disclosure is incorporated herein by reference. Dr. Breckenridge has no voting or dispositive control over the shares held by Senrigan Capital or its affiliated entities and there was no arrangement or agreement between the Company and Senrigan Capital requiring Dr. Breckenridge to be nominated and/or appointed to the Board.

The Company issued a press release on January 28, 2015 announcing Dr. Breckenridge’s appointment, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release dated January 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: January 30, 2015	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits
99.1	Press Release dated January 28, 2015